Exhibit 99.1

GAAP Revenue $280.9 million; Adjusted Revenue $311.4 million, up 61.7 percent

WINDSOR, CT, November 2, 2015 (PR Newswire) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter ended September 30, 2015.

SS&C reported for the third quarter of 2015 GAAP revenue of $280.9 million, GAAP operating income of $15.0 million, GAAP net loss of $34.6 million and diluted loss per share of $0.36.

Financial Highlights:

•	Adjusted revenue (defined below) of $311.4 million in the third quarter 2015, representing an increase of 61.7 percent from third quarter 2014

•	Adjusted operating income (defined below) increased 59.3 percent to $125.3 million, or 40.2 percent of adjusted revenue

•	Adjusted consolidated EBITDA (defined below) increased to $130.8 million, a 59.3 percent increase from third quarter 2014

•	Adjusted diluted EPS (defined below) increased to $0.68 in the third quarter 2015, representing an increase of 11.5 percent

“SS&C’s third quarter once again defines our company as a company that executes. We delivered three hundred and eleven million in adjusted revenue, one hundred and thirty million in adjusted consolidated EBITDA and $0.68 in adjusted diluted earnings per share,” says Bill Stone, Chairman and CEO of SS&C Technologies. “We are delivering new products and services through a world class sales and marketing organization. The opportunities presenting themselves today are larger and more lucrative than ever. SS&C has the talent, technology and will to win. We believe over the next several years we will demonstrate the superiority of our customer delivery model and our overall business model”

Results

Adjusted revenue (a non-GAAP measure defined in note 1 to the attached Condensed Consolidated Financial Information) in the third quarter of 2015 was $311.4 million, or 61.7% increase from the third quarter of 2014. Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the third quarter of 2015 was $125.3 million, or 40.2 percent of adjusted revenue. This represents a 59.3 percent increase compared to $78.6 million, or 40.8 percent of adjusted revenue, in the third quarter of 2014. Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the third quarter of 2015 was $68.6 million compared to $53.3 million in 2014’s third quarter, a 28.7 percent increase. Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the third quarter of 2015 were $0.68 compared to $0.61 in the third quarter of 2014, an 11.5 percent increase.

Operating Cash Flow

SS&C generated net cash from operating activities of $120.6 million for the nine months ended September 30, 2015, compared to $164.3 million for the same period in 2014. The cash from operating activities was affected by $66.4 million of costs related to the financing and acquisition of Advent and the pending acquisitions. SS&C ended the quarter with $503.8 million in cash, and $2,900.0 million in gross debt for a net debt position of $2,396.2 million.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) adjusted recurring revenue, defined as adjusted recurring revenue for the quarter on an annualized basis, was $1,152.2 million based on adjusted recurring revenue of $288.0 million for the third quarter of 2015. This represents an increase of 62.7 percent from $177.0 million and $708.1 million annual run-rate in the same period in 2014 and an increase of 52.1 percent from $189.4 million for the second quarter of 2015, an annual run rate of $757.6 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Guidance

	Q4 2015	FY 2015
Adjusted Revenue ($M)	312.0 – 320.0	1,042.6 – 1,050.6
Adjusted Net Income ($M)	68.4 – 72.2	248.4 – 252.2
Cash from Operating Activities ($M)	–	210.0 – 220.0
Capital Expenditures (% of revenue)	–	2.0% – 2.4%
Diluted Shares (M)	101.9 – 102.4	95.3 – 95.5
Effective Income Tax Rate (%)	–	27% – 29%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q3 earnings call will take place at 5:00 p.m. eastern time today, November 2, 2015. The call will discuss Q3 2015 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies 2015 Third Quarter Earnings Conference Call” conference ID# 57585753. A replay will be available after 8:00 p.m. eastern time on November 2, 2015, until midnight on November 6, 2015. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code # 57585753. The call will also be available for replay on SS&C’s website after November 2, 2015; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the fourth quarter and full year of 2015, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 10,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $44 trillion in assets. SS&C’s technology and services helps firms minimize risk, work together seamlessly, and discover new opportunities in a constantly evolving world.

Follow SS&C on Twitter, Linkedin and Facebook.

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Revenues:
Recurring revenues	$260,841	$177,035	$643,483	$524,107
Non-recurring revenues	20,053	15,563	55,914	43,023

Total revenues	280,894	192,598	699,397	567,130

Cost of revenues:
Recurring revenues	139,542	94,991	343,197	286,775
Non-recurring revenues	12,322	6,392	30,477	18,340

Total cost of revenues	151,864	101,383	373,674	305,115

Gross profit	129,030	91,215	325,723	262,015

Operating expenses:
Selling and marketing	37,082	11,581	64,400	35,682
Research and development	37,389	13,935	74,517	41,461
General and administrative	39,607	11,336	70,370	38,095

Total operating expenses	114,078	36,852	209,287	115,238

Operating income	14,952	54,363	116,436	146,777
Interest expense, net	(32,645)	(6,071)	(43,664)	(19,738)
Other income, net	6,953	1,532	5,282	787
Loss on extinguishment of debt	(30,417)	—	(30,417)	—

(Loss) income before income taxes	(41,157)	49,824	47,637	127,826
(Benefit) provision for income taxes	(6,547)	8,997	16,873	33,306

Net (loss) income	$(34,610)	$40,827	$30,764	$94,520

Basic (loss) earnings per share	$(0.36)	$0.49	$0.35	$1.14

Basic weighted average number of common shares outstanding	96,853	83,532	88,886	83,127

Diluted (loss) earnings per share	$(0.36)	$0.47	$0.33	$1.08

Diluted weighted average number of common and common equivalent shares outstanding	96,853	87,392	93,235	87,125

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$503,810	$109,577
Accounts receivable, net	154,980	94,359
Prepaid income taxes	27,981	11,857
Deferred income taxes	8,898	2,975
Prepaid expenses and other current assets	25,094	14,927
Restricted cash	3,208	1,477

Total current assets	723,971	235,172
Property and equipment, net	72,026	54,277
Deferred income taxes	950	1,135
Goodwill	3,501,892	1,573,227
Intangible and other assets, net	1,478,384	421,511

Total assets	$5,777,223	$2,285,322

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$33,000	$20,470
Accounts payable	15,392	12,004
Income taxes payable	—	1,116
Accrued employee compensation and benefits	58,713	53,975
Deferred income taxes	—	110
Interest payable	8,193	—
Other accrued expenses	38,892	30,666
Deferred maintenance and other revenue	183,693	73,254

Total current liabilities	337,883	191,595
Long-term debt, net of current portion	2,795,942	618,435
Other long-term liabilities	74,931	26,446
Deferred income taxes	493,220	102,176

Total liabilities	3,701,976	938,652
Total stockholders’ equity	2,075,247	1,346,670

Total liabilities and stockholders’ equity	$5,777,223	$2,285,322

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Cash flow from operating activities:
Net income	$30,764	$94,520
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	100,840	74,493
Stock-based compensation expense	31,435	8,554
Income tax benefit related to exercise of stock options	(11,141)	(10,735)
Amortization of loan origination costs and original issue discount	5,473	4,397
Loss on extinguishment of debt	3,954	—
Loss on sale or disposition of property and equipment	339	672
Deferred income taxes	(19,643)	(11,661)
Provision for doubtful accounts	601	672
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(5,234)	(395)
Prepaid expenses and other assets	(5,109)	(5,302)
Accounts payable	(1,755)	636
Accrued expenses	(35,824)	(637)
Income taxes prepaid and payable	(1,125)	13,715
Deferred maintenance and other revenue	26,992	(4,664)

Net cash provided by operating activities	120,567	164,265

Cash flow from investing activities:
Additions to property and equipment	(9,462)	(11,879)
Proceeds from sale of property and equipment	56	27
Cash paid for business acquisitions, net of cash acquired	(2,614,785)	—
Additions to capitalized software	(3,370)	(2,688)
Net changes in restricted cash	—	983

Net cash used in investing activities	(2,627,561)	(13,557)

Cash flow from financing activities:
Cash received from debt borrowings, net of original issue discount	3,068,075	—
Repayments of debt	(823,448)	(174,000)
Proceeds from common stock issuance, net	717,802	—
Proceeds from exercise of stock options	10,618	16,070
Income tax benefit related to exercise of stock options	11,141	10,735
Purchase of common stock for treasury	—	(11,223)
Payment of fees related to refinancing activities	(45,781)	(512)
Dividends paid on common stock	(33,216)	—

Net cash provided by (used in) financing activities	2,905,191	(158,930)

Effect of exchange rate changes on cash	(3,964)	(1,168)

Net increase (decrease) in cash	394,233	(9,390)
Cash, beginning of period	109,577	84,470

Cash, end of period	$503,810	$75,080

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. Below is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue. Also below is our breakdown of recurring and non-recurring adjusted revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2015	2014	2015	2014
Revenue	$280,894	$192,598	$699,397	$567,130
Purchase accounting adjustments to deferred revenue	30,532	—	31,231	—

Adjusted revenue	$311,426	$192,598	$730,628	$567,130

Recurring revenue	$288,040	$177,035	$671,381	$524,107
Non-recurring revenue	23,386	15,563	59,247	43,023

Adjusted revenue	$311,426	$192,598	$730,628	$567,130

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2015	2014	2015	2014
Operating income	$14,952	$54,363	$116,436	$146,777
Amortization of intangible assets	43,289	21,318	87,782	63,929
Stock-based compensation	23,121	2,784	31,435	8,554
Capital-based taxes	—	—	(636)	6
Unusual or non-recurring charges	16,672	180	25,251	6,019
Purchase accounting adjustments	27,274	—	27,973	(27)

Adjusted operating income	$125,308	$78,645	$288,241	$225,258

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in July 2015, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(in thousands)	2015	2014	2015	2014	2015
Net (loss) income	$(34,610)	$40,827	$30,764	$94,520	$67,371
Interest expense, net	32,645	6,071	43,664	19,738	49,398
Taxes	(6,547)	8,997	16,873	33,306	30,094
Depreciation and amortization	48,737	24,661	100,840	74,493	126,178

EBITDA	40,225	80,556	192,141	222,057	273,041
Stock-based compensation	23,121	2,784	31,435	8,554	34,364
Capital-based taxes	—	—	(636)	6	(636)
Acquired EBITDA and cost savings	1,482	—	92,717	—	143,671
Unusual or non-recurring charges	9,719	(1,353)	19,969	5,231	19,614
Loss on extinguishment of debt	30,417	—	30,417	—	30,417
Purchase accounting adjustments	27,274	—	27,973	(27)	28,476
Other	78	118	220	201	334

Consolidated EBITDA	132,316	82,105	394,236	236,022	529,281
Less: acquired EBITDA	(1,482)	—	(92,717)	—	(143,671)

Adjusted Consolidated EBITDA	130,834	82,105	301,519	236,022	385,610

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes, other unusual and non-recurring items, purchase accounting adjustments, and loss on extinguishment of debt that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2015	2014	2015	2014
GAAP – Net (loss) income	$(34,610)	$40,827	$30,764	$94,520
Plus: Amortization of intangible assets	43,289	21,318	87,782	63,929
Plus: Amortization of deferred financing costs and original issue discount	2,599	1,441	5,473	4,397
Plus: Stock-based compensation	23,121	2,784	31,435	8,554
Plus: Capital-based taxes	—	—	(636)	6
Plus: Unusual and non-recurring items	9,719	(1,353)	19,969	5,231
Plus: Loss on extinguishment of debt	30,417	—	30,417	—
Plus: Purchase accounting adjustments	27,274	—	27,973	(27)
Income tax effect (1)	(33,220)	(11,726)	(53,140)	(25,469)

Adjusted net income	$68,589	$53,291	$180,037	$151,141

Adjusted diluted earnings per share	$0.68	$0.61	$1.93	$1.73
GAAP diluted earnings per share	$(0.36)	$0.47	$0.33	$1.08
Diluted weighted-average shares outstanding	101,312	87,392	93,235	87,125

(1)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.